Exhibit 23.4

Deloitte Bedrijfsrevisoren/ Réviseurs d’Entreprises Gateway building Luchthaven Brussel Nationaal 1 J 1930 Zaventem Belgium Tel. + 32 2 800 20 00 Fax + 32 2 800 20 01 www.deloitte.com

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated 13 March 2019 (23 April 2019 as to the adoption of IFRS 16 Leases and the retrospective adjustments for changes in the composition of reportable segment as described in Note 5 to the financial statements), relating to the 2018 and 2017 financial statements of Anheuser-Busch InBev SA/NV appearing in the Annual Report on Form 20-F for the year ended 31 December 2019, which are incorporated by reference into Altria Group, Inc.’s Amendment No. 1 to Altria Group, Inc.’s Annual Report on Form 10-K for the year ended 31 December 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Zaventem, Belgium, 30 October 2020

/s/ Joël Brehmen
Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises CVBA/SCRL
Represented by Joël Brehmen

Deloitte Bedrijfsrevisoren/Réviseurs d’Entreprises

Coöperatieve vennootschap met beperkte aansprakelijkheid/Société coopérative à responsabilité limitée

Registered Office: Gateway building, Luchthaven Brussel Nationaal 1 J, B-1930 Zaventem

VAT BE 0429.053.863 - RPR Brussel/RPM Bruxelles - IBAN BE 17 2300 0465 6121 - BIC GEBABEBB

Member of Deloitte Touche Tohmatsu Limited